EXHIBIT 23.1
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              CONSENT OF INDEPENDENT AUDITORS
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Board of Directors
Advantage Life Products, Inc.
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We do hereby consent to the use of our audit report as of
and for the years ended December 31, 1999 and 1998 dated
June 30, 2000, except for Note 7 dated November 14, 2000 and our audit report as of and for the years ended December 31, 1997 and 1996 dated May 17, 2000, except for Note 7 dated November 14, 2000 in the respective Form 10-KSBs
Registration Statements of Advantage Life Products and also in the respective Form S-8s. The Form S-8s are referenced as such within the Form 10-KSBs registration Statements of Advantage Life Products as of December 31, 1997 and December 31, 1999.
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This extends the time to file the Form S-8s for December 31,
1999, and December 31, 1997 if needed as well. If the Forms 10-KSBs are still to file, then the time to use this consent is also extended for them as well.
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Sellers & Associates, P.C.
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By: /s/ Richard Sellers, CPA
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        Richard Sellers, CPA
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Ogden, Utah
November 28, 2000